UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 24, 2016

PTC Inc.
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

0-18059	04-2866152
(Commission File Number)	(IRS Employer Identification No.)

140 Kendrick Street Needham, Massachusetts	02494-2714
(Address of Principal Executive Offices)	(Zip Code)

(781) 370-5000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On February 24, 2016, the PTC Inc. Board of Directors elected Phillip Fernandez as a director of the company, effective immediately after the 2016 Annual Meeting of Stockholders to be held on March 2, 2016, to serve until the 2017 Annual Meeting of Stockholders.

Mr. Fernandez, age 55, is the President, Chief Executive Officer and Chairman of the Board of Marketo, Inc., a digital marketing software company, a position he has held since January 2006.  Prior to that, Mr. Fernandez was with Epiphany, Inc., a marketing software company acquired by SSA Global Technologies, Inc., from 1999 to 2005, including as President and Chief Operating Officer from July 2003 until September 2005.

Compensation for Mr. Fernandez was not established at his election, but will be established when the compensation for all directors is determined for the year on March 2, 2016.

Mr. Fernandez was not appointed to any committee of the Board upon election.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Inc.

Date: February 26, 2016	By:	/s/ Aaron C. von Staats
Aaron C. von Staats
General Counsel & Secretary